Back to Form 8-K

Exhibit 99.1

Investor Relations:	Media Relations:
Gregg Haddad	John Aberg
Vice President	Vice President
813-865-1284	813-865-5045
gregg.haddad@wellcare.com	john.aberg@wellcare.com

WELLCARE REPORTS SECOND QUARTER 2007 RESULTS

Quarterly Revenues of $1.34 Billion Up 57% Over 2006

•	Diluted earnings per share of $1.30 increased 136% from 2006.
•	Medicare Advantage membership increased 72% year to date and 87% year over year.

Tampa, Florida (August 2, 2007)— WellCare Health Plans, Inc. (NYSE: WCG) today announced second quarter 2007 net income of $54.6 million, up 146% over the second quarter 2006.  Diluted earnings per share (EPS) was $1.30 versus $0.55 in the same period last year, a 136% increase.  Membership grew over 14% to 2.3 million as of June 30, 2007, yielding total revenues of $1.34 billion, up 57% over the prior year.

“Our operating results demonstrate our commitment to providing quality service to our members, providers and government partners,” said Todd S. Farha, chairman and chief executive officer.  “We will continue our focus on delivering high quality healthcare tailored to the communities we serve.”

Highlights of Second Quarter Operations
Total Revenues:  Total revenues for the second quarter 2007 rose 57% year over year to $1.34 billion.  The growth is attributable principally to the increase in the Company’s membership, including the launch of the Georgia Medicaid health plan which began operations in June 2006, as well as growth in Medicare products.  Medicare Advantage membership growth was 87% year over year and 72% year to date.

Medical Benefits Expenses:  Medical benefits expenses were $1.08 billion, compared with $705.0 million for the same period last year.  The medical benefits ratio was 82.0% compared with 82.4% in 2006, excluding the 1.3% impact of the 2006 net reinsurance charge for the Company’s Medicare prescription drug plan (PDP) product.  Including the reinsurance charge, the second quarter 2006 medical benefits ratio was 83.7%.  As previously disclosed, WellCare did not renew its PDP reinsurance in 2007.  The 40 basis point improvement in the medical benefits ratio was due primarily to high retention of PDP members, which resulted in improved formulary compliance and increased generic fill rates, offset partially by an expected increase in the Medicaid medical benefits ratio.  Please refer to the supplemental information for a reconciliation of the medical benefits ratio excluding the impact of the 2006 net reinsurance charge.

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WCG Reports Second Quarter Results

August 2, 2007

Selling, General, and Administrative (SG&A) Expenses:  SG&A expenses were $160.9 million, representing 12.0% of total revenues, compared with $104.6 million, or 12.3% of total revenues, for the same period last year.  The increase in SG&A expenses is in line with the expansion of WellCare’s operations and growth initiatives.

Cash Flow and Financial Condition Highlights
For the six months ended June 30, 2007, the Company’s net cash provided by operations was $209.9 million, or 2.6 times net income, after adjusting for the timing of receipt of payments from the Company’s government partners.  Please refer to the supplemental information for a reconciliation of adjusted net cash provided by operations to net cash provided by operations of $369.2 million on a GAAP basis.

Days in claims payable were 51 as of June 30, 2007, compared with 49 as of March 31, 2007, and 54 as of June 30, 2006.  The quarter to quarter increase resulted principally from the 2007 launch of the Company’s Medicare private fee-for-service products.

As of June 30, 2007, the Company had cash and cash equivalents of $1.47 billion as well as investments classified as current assets of $166.3 million, for a total of $1.64 billion in cash and short-term investments.

Financial Guidance
WellCare is updating its full-year 2007 guidance as follows:
•	Diluted EPS of $5.00 to $5.05, based on 42.1 million weighted average shares outstanding; and
•	Total revenues of $5.2 to $5.3 billion.

For the third quarter, the Company is providing the following guidance:
•	Diluted EPS of $1.48 to $1.51; and
•	Total revenues of $1.35 billion.

Webcast
A discussion on WellCare’s second quarter 2007 results as well as the Company’s outlook will be webcast live on Thursday, August 2, 2007, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, serving over 2.3 million members nationwide as of June 30, 2007.  For more information about WellCare, please visit the Company's website at www.wellcare.com.

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WCG Reports Second Quarter Results

August 2, 2007

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.   These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history in expansion markets such as Georgia, Missouri and Ohio, including lack of experience with network providers and health benefits management in such markets; the Company’s lack of prior operating history in its PDP program and private fee-for-service (PFFS) program; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP and PFFS programs, including the benefit structures and the relative lack of awareness of these programs among health care providers, pharmacists, patient advocates and state regulators; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in laws applicable to the Company’s business, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including proposals in Congress to reduce funding of Medicare Advantage programs; risks associated with periodic government rate reimbursement adjustments, including the timing of the CMS risk-corridor payments to PDP providers and other program reconciliations; risks associated with negative publicity regarding the health insurance industry, including government programs managed care organizations; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states, counties and lines of business; risks associated with the Company’s substantial debt obligations; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel.  Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2007, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it.  The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Reports Second Quarter Results

August 2, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues:
Premium	$1,320,529	$842,658	$2,542,295	$1,564,878
Investment and other income	19,229	10,153	36,896	18,317
Total revenues	1,339,758	852,811	2,579,191	1,583,195

Expenses:
Medical benefits	1,082,218	704,964	2,106,389	1,304,047
Selling, general, and administrative	160,859	104,566	327,415	201,831
Depreciation and amortization	4,252	3,254	8,818	6,344
Interest	3,439	3,674	6,900	7,058
Total expenses	1,250,768	816,458	2,449,522	1,519,280

Income before income taxes	88,990	36,353	129,669	63,915
Income tax expense	34,345	14,179	50,051	24,973
Net income	$54,645	$22,174	$79,618	$38,942

Net income per share:
Basic	$1.35	$0.56	$1.97	$1.00
Diluted	$1.30	$0.55	$1.90	$0.97

Weighted average common shares outstanding:
Basic	40,585,325	39,345,011	40,375,445	38,970,062
Diluted	41,936,293	40,630,454	41,809,570	40,296,484

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WCG Reports Second Quarter Results

August 2, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	June 30,	Dec. 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,473,048	$964,542
Investments	166,264	126,422
Premium receivables, net	112,893	102,465
Other receivables from government partners, net	54,981	40,902
Prepaid expenses and other current assets	100,058	87,507
Deferred income taxes	40,531	14,841
Total current assets	1,947,775	1,336,679
Property, equipment, and capitalized software, net	63,096	62,005
Goodwill	189,470	189,470
Other intangibles, net	17,451	18,855
Restricted investment assets	73,977	53,382
Other assets	2,283	1,839
Total Assets	$2,294,052	$1,662,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$601,255	$465,581
Unearned premiums	261,830	23,806
Accounts payable	9,832	8,015
Other accrued expenses	156,442	172,043
Other payables to government partners	49,854	104,076
Taxes payable	37,946	13,181
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	299,395	113,652
Other current liabilities	418	418
Total current liabilities	1,418,572	902,372
Long-term debt	153,301	154,021
Deferred income taxes	36,234	34,666
Other liabilities	7,680	8,116
Commitments and contingencies	–	–
Total liabilities	1,615,787	1,099,175
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized,41,682,464 and 40,900,134 shares issued and outstanding at June30, 2007 and December 31, 2006, respectively)	417	409
Paid-in capital	329,643	294,443
Retained earnings	348,177	268,559
Accumulated other comprehensive income	28	(356)
Total stockholders’ equity	678,265	563,055
Total Liabilities and Stockholders’ Equity	$2,294,052	$1,662,230

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WCG Reports Second Quarter Results

August 2, 2007

WELLCARE HEALTH PLANS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2007	2006
Cash from operating activities:
Net income	$79,618	$$38,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,818	6,344
Loss on disposal of fixed assets	–	1,259
Equity-based compensation expense, net of tax benefits	25,595	12,575
Incremental tax benefit received for option exercises	(13,713)	(2,160)
Deferred taxes, net	(24,122)	(14,386)
Changes in operating accounts:
Premiums receivable	(10,428)	(37,491)
Other receivables from government partners	(14,079)	(118,489)
Prepaid expenses and other current assets, net	(12,551)	(29,753)
Medical benefits payable	135,674	180,679
Unearned premiums	238,024	149,315
Accounts payable	1,817	51,891
Other accrued expenses	(15,601)	17,375
Other payables to government partners	(54,222)	–
Taxes payable, net	24,765	23,703
Other, net	(419)	(21)
Net cash provided by operating activities	369,176	279,783
Cash from investing activities:
Proceeds from sale and maturities of investments	39,932	49,371
Purchases of investments	(79,774)	(134,053)
Purchases and dispositions of restricted investments, net	(20,595)	(11,195)
Additions to property, equipment, and capitalized software, net	(8,505)	(21,523)
Other investing activities	–	(944)
Net cash used in investing activities	(68,942)	(118,344)
Cash from financing activities:
Proceeds from common stock issuance, net	338	21,562
Proceeds from option exercise	13,256	3,302
Incremental tax benefit received for option exercises	13,713	2,160
Purchase of treasury stock	(3,978)	–
Payments on debt	(800)	(800)
Funds held for the benefit of members	185,743	224,730
Net cash provided by financing activities	208,272	250,954
Cash and cash equivalents:
Increase during the period	508,506	412,393
Balance at beginning of period	964,542	421,766
Balance at end of period	$1,473,048	$834,159

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$35,277	$13,883
Cash paid for interest	$6,519	$6,810

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 WCG Reports Second Quarter Results

August 2, 2007

WELLCARE HEALTH PLANS, INC. MEMBERSHIP STATISTICS

	June 30, 2007	June 30, 2006
Membership by State (excluding standalone Medicare PDP)
Florida	513,000	525,000
Georgia	439,000	275,000
New York	129,000	107,000
Illinois	120,000	89,000
Ohio	42,000	–
Connecticut	39,000	38,000
Indiana	–	74,000
Other states	49,000	2,000
Total Membership by State	1,331,000	1,110,000

	June 30, 2007	June 30, 2006
Membership by Program
Medicaid Membership
TANF	858,000	779,000
S-CHIP	217,000	162,000
SSI	70,000	59,000
FHP	31,000	27,000
Total Medicaid Membership	1,176,000	1,027,000

Medicare Membership
Medicare Advantage	155,000	83,000
Prescription drug plan (standalone)	971,000	901,000
Total Medicare Membership	1,126,000	984,000
Total Membership	2,302,000	2,011,000

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 WCG Reports Second Quarter Results

 ugust 2, 2007

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of the Medical Benefits Ratio Excluding the Impact
of Medicare PDP Net Reinsurance Charge

The Company is reporting the adjusted medical benefits expense ratio to provide a prior year medical expense ratio that is comparable to the current year because the Company did not renew its Medicare PDP product reinsurance in 2007.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Medical benefit ratio, as reported under GAAP	82.0%	83.7%	82.9%	83.3%
Adjustment for impact of Medicare PDP, net reinsurance charge	–	(1.3%)	–	0.0%
Medical benefit ratio, as adjusted	82.0%	82.4%	82.9%	83.3%

Reconciliation of Adjusted Net Cash Provided By Operations
To GAAP Reported Net Cash Provided By Operations

The Company reports cash provided by operations on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners is a better measure of cash flow from operations, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

Six Months Ended June 30, 2007
Net cash provided by operating activities, as reported under GAAP	$369,176
Adjusted for change in:
Unearned premiums	(238,024)
Premiums receivable	10,428
Other receivables from government partners	14,079
Other payables to government partners	54,222
Net cash provided by operating activities, as adjusted	$209,881

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